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                                                                 Exhibit 23.1(b)



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 31, 1997, with respect to the financial statements of Chicago Miniature Lamp (Canada), Inc. included in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of SLI, Inc. (formerly Chicago Miniature Lamp, Inc.) for the registration of 12,506,250 shares of its common stock.


                                                  /s/ Hards Pearson
                                                      Chartered Accountants

Barrie, Canada
May 18, 1998